                                 AMENDMENT NO. 4
                           TO THE AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN


                             (INVESTOR CLASS SHARES)


         The Amended and Restated Master Distribution Plan (the "Plan"), effective July 1, 2004, pursuant to Rule 12b-1, is hereby amended, effective March , 2006, as follows:

WHEREAS, on October __, 2005, the Board of Trustees of AIM Growth Series approved the addition of AIM Small Cap Growth Fund to the Plan;

NOW THEREFORE, Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                            THE AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                             (INVESTOR CLASS SHARES)


AIM EQUITY FUNDS

PORTFOLIO -- INVESTOR CLASS SHARES

AIM Diversified Dividend Fund
AIM Large Cap Growth Fund

AIM FUNDS GROUP

PORTFOLIO -- INVESTOR CLASS SHARES

AIM Basic Balanced Fund

AIM GROWTH SERIES

PORTFOLIO- INVESTOR CLASS SHARES

AIM Small Cap Growth Fund

AIM INTERNATIONAL MUTUAL FUNDS

PORTFOLIO -- INVESTOR CLASS SHARES

AIM European Growth Fund

AIM INVESTMENT SECURITIES FUNDS

PORTFOLIO -- INVESTOR CLASS SHARES

AIM High Yield Fund
AIM Income Fund

AIM Intermediate Government Fund
AIM Municipal Bond Fund
AIM Real Estate Fund

AIM SECTOR FUNDS

PORTFOLIO -- INVESTOR CLASS SHARES

AIM Technology Fund

AIM STOCK FUNDS

PORTFOLIO - INVESTOR CLASS SHARES

AIM Dynamics Fund
AIM Small Company Growth Fund"


All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated:  March __, 2006


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